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                                  EXHIBIT 4.4


                           SOLIGEN TECHNOLOGIES, INC.

                            INVESTOR RIGHTS AGREEMENT

      This INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of April 24, 1998, by and among Soligen Technologies, Inc., a Wyoming corporation (the "Company"), and Koyah Leverage Partners, L.P., a Delaware limited partnership, and Koyah Partners, L.P., a Delaware limited partnership, (Koyah Leverage Partners, L.P. and Koyah Partners, L.P. are collectively referred to herein as the "Investor").

                                    RECITALS

      A. The Investor is purchasing up to 3,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Stock") pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, between the Company and the Investor (the "Series A Purchase Agreement").

      B. It is a condition to the obligations of the Investor under the Series A Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions of, this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      (b) "Convertible Securities" shall mean securities of the Company convertible into or exchangeable for Common Stock of the Company or into other securities that are convertible into or exchangeable for Common Stock.

      (c) "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is the Investor or an assignee or transferee of registration rights as permitted by Section 10.

      (d) The terms "Register", "Registered", and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.


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      (e)   "Registrable Securities" shall mean all Common Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investor, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions; provided, however, that shares of Common Stock or other securities shall cease to be treated as Registrable Securities at such time as they (i) have been sold pursuant to an effective Registration Statement under the Securities Act or (ii) have otherwise been sold or transferred to or through a broker, dealer or underwriter in a public distribution or a public securities transaction.

      (f) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 3 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

      (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

2.    RIGHT OF FIRST REFUSAL

      (a) The Company hereby grants to the Investor the right of first refusal to purchase up to its Pro Rata Share of any New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. The Investor may purchase New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of the Investor, for purposes of this right of first refusal, is the ratio of (a) the total number of shares of Common Stock held by the Investor (including any shares of Common Stock into which shares of Convertible Securities held by the Investor are convertible) to (b) the total number of shares of Common Stock outstanding (including any shares of Common Stock into which outstanding shares of Convertible Securities are convertible). Each Investor shall have the right of over-allotment such that if any Investor fails to exercise its rights hereunder to purchase its full portion of its Pro Rata Share of New Securities, the other Investor may, within five (5) days from the date such non-purchasing Investor fails to purchase its full Pro Rata Share hereunder, purchase all or any portion of the non-purchasing Investor's Pro Rata Share of New Securities which is not purchased.

      (b) "New Securities" shall mean any capital stock of the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, that "New Securities" shall not include (a) securities issuable upon conversion of the Convertible Securities,
(b) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization, if approved by the Company's Board of Directors, (c) shares issued or issuable to employees, directors or consultants pursuant to the Company's 1993 Stock Option Plan, as amended,


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(d) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction, (e) shares issued pursuant to the exercise of warrants and options outstanding as of the date of this Agreement, and (f) securities, options or warrants issued to employees, directors or consultants as compensation for services rendered to the Company (other than in connection with an equity or debt financing) and approved by the Company's Board of Directors.

      (c) If the Company proposes to undertake an issuance of New Securities, it shall give to the Investor written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares that the Company proposes to issue and the number of shares that the Investor is entitled to purchase, and a statement that the Investor shall have twenty (20) days to respond to such Notice. The Investor shall have twenty (20) days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

      (d) If the Investor fails to exercise in full the right of first refusal within said twenty (20) day period and after the expiration of the 5-day period for the exercise of the over-allotment provisions of this Section 2, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities respecting which the Investor's rights were not exercised, at a price not less than and upon general terms no more favorable to the purchaser thereof than specified in the Notice. If the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the right of first refusal provided hereunder shall be revived and the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investor in the manner provided above.

      (e) The covenants of the Company set forth in this Section 2 shall be terminated and be of no further force or effect immediately prior to the closing of the first public offering of the Common Stock of the Company effected pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act, that results in gross offering proceeds of at least Ten Million Dollars ($10,000,000) at a per share price of at least One Dollar ($1.00) subject to proportional adjustment for stock splits, dividends, consolidations, recapitalizations, and similar events.

3.    PIGGYBACK REGISTRATION

      (a)   Notice of Piggyback Registration and Inclusion of Registrable
Securities

      Subject to the terms of this Agreement, if the Company proposes to Register any of its Common Stock for its own account or the account of a security holder or holders exercising demand Registration rights on a form that would be suitable for a Registration involving solely Registrable Securities, the Company will: (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify


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such securities under the applicable Blue Sky or other state securities laws) at least thirty (30) days prior to the proposed filing date of a Registration Statement and offer such Holder the opportunity to Register all or a portion of its Registrable Securities in such offering and (b) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

      (b)   Underwriting in Piggyback Registration

            (i)   Notice of Underwriting in Piggyback Registration

      If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 3(a). In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter's representative for such offering.

            (ii)  Marketing Limitation in Piggyback Registration

      If the underwriter's representative advises the Company and the Holders seeking Registration of Registrable Securities pursuant to Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the underwriter's representative (subject to the allocation priority set forth in Subsection 3(b)(iii)) may limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than twenty-five percent (25%) of the securities included in such Registration (based on aggregate market values).

            (iii) Allocation of Shares in Piggyback Registration

      If the underwriter's representative limits the number of shares to be included in a Registration pursuant to Subsection 3(b)(ii), the number of shares to be included in such Registration shall be allocated (subject to Section 3) in the following manner: The shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all other holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3 shall be included in the Registration Statement.


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            (iv)  Withdrawal in Piggyback Registration

      If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration. If Registrable Securities or other securities are so withdrawn from the Registration and the number of shares of Registrable Securities to be included in such Registration was previously reduced as a result of marketing factors, then the Company shall offer to all persons who have retained the right to include Registrable Securities or other securities in the Registration the right to include additional Registrable Securities or other securities in the Registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata according to the total amount of Registrable Securities or other securities entitled to be included in such Registration owned by each such person or in such other proportions as shall be mutually agreed by such selling stockholders.

4.    EXPENSES OF REGISTRATION

      All Registration Expenses incurred in connection with an aggregate of two
(2) Registrations pursuant to Section 3 shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

5.    REGISTRATION PROCEDURES AND OBLIGATIONS

      (a)   Company's Obligations

      Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (i) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of the holders of a majority of the securities Registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such Registration at the request of an underwriter of Common Stock (or other securities) of the Company.

            (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

            (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other


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documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith, or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (vi) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (vii) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

            (viii) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

      (b)   Information Furnished by Holder

      It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

6.    TERMINATION OF RIGHTS

      The rights of any particular Holder to cause the Company to Register securities under Section 3 shall terminate with respect to such Holder on the date on which all of such Holder's Registrable Securities can be sold without volume restrictions under Rule 144 promulgated under the Securities Act ("Rule 144").


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7.    INDEMNIFICATION

      (a)   Company's Indemnification of Holders

      To the extent permitted by law, the Company will indemnify each Holder, and each of its officers, directors, and partners, and each person, if any, who controls such Holder within the meaning of the Securities Act, with respect to which Registration, qualification or compliance of registrable securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, or any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder or persons on behalf of such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company; provided, further, that this indemnity agreement with respect to a preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Registrable Securities, or any person controlling such Holder, if a copy of the prospectus (as amended or supplemented at the time of sale) was not sent or given by or on behalf of the Holder to such person and if the prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

      (b)   Holder's Indemnification of Company

      To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which Registration, qualification, or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and partners, and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering


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circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the indemnity contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder's liability under this Section 7 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration.

      (c)   Indemnification Procedure

      Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 7.

      (d)   Contribution

      If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the


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indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

8.    REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

      With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration, the Company agrees to:

      (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

      (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

      (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith on request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form.

9.    MARKET STAND-OFF

      Each Holder hereby agrees that, if so requested by the Company and the underwriter's representative (if any) in connection with the Company's initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the underwriter's representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the underwriter's representative. The obligations of Holders under this Section 9 shall be conditioned (i) upon similar agreements being in effect with each other shareholder who is an officer, director, or 5% shareholder of the Company, (ii) if marketing limitations are sought by the underwriter's representative, upon imposition of marketing limitations no more extensive than those described in Subsection 3(b)(ii), and (iii) upon Holder participating in such initial public offering pursuant to Section 3 of


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this Agreement. Notwithstanding the foregoing, the obligations described in this
Section 9 shall not apply to a Registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a Registration relating solely to a Rule 145 transaction on form S-4 or similar forms which may be promulgated in the future. The Company hereby agrees that it shall not issue any shares of its capital stock or subscriptions, options, conversion rights, warrants or other agreements, securities or commitments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of the Company's capital stock or any securities convertible into or exchangeable for shares of the Company's capital stock or obligating the Company to grant, extend or enter into any such agreement or commitment (each an "Option"), unless the holder of such shares or Options agrees to enter into an agreement substantially similar to this Section 9; provided however, that the foregoing obligation shall not apply to Options granted under the Company's 1993 Stock Option Plan as amended.

10.   TRANSFER OF RIGHTS

      The right of first refusal and the right to cause the Company to Register securities granted by the Company to the Investor under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least twenty percent (20%) of such Holder's Registrable Securities; provided, however, that the Company must receive written notice within ten days after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such Registration rights are being assigned.

11.   MISCELLANEOUS

      (a)   No Conflicts

      The parties hereto represent that they are not parties to and do not know of any other agreements that conflict with any of the provisions of this Agreement.

      (b)   Entire Agreement; Successors

      This Agreement constitutes the entire contract between the parties hereto relative to the subject matter hereof. Except as otherwise set forth herein, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, including any successors in interest to or transferees or assignees of any shares of capital stock of the Company.

      (c)   Counterparts

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be considered duly executed and delivered by a party hereto when an electronic facsimile transmission of the signature page hereto and purporting to reflect the execution of such signature page by a representative of such party shall have been delivered by such party to the other parties hereto. Each party hereto agrees that if it executes this Agreement by delivery


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of a facsimile transmission of the signature pages as provided in the preceding sentence, it will thereafter deliver to each of the parties hereto duly executed original counterparts of such signature pages.

      (d)   Modification

      This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by (a) the Company and (b) the Holders of not less than fifty percent (50%) of the Registrable Securities.

      (e)   Applicable Law; Jurisdiction and Venue

      This Agreement shall for all purposes be governed by and construed in accordance with the laws of the State of Washington without regard to its conflicts of law principles. The parties hereto agree that venue for any dispute hereunder, or action on any obligation under this Agreement, shall be in Spokane County, Washington, and the parties hereto submit to the jurisdiction of the courts of the State of Washington for any dispute hereunder or action or obligation under this Agreement.

      (f)   Notices

      All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given and received (a) upon personal delivery (including via facsimile transmission), (b) the next business day after deposit for next-day delivery with a nationally-recognized overnight delivery service, charges and postage prepaid, (c) three (3) days after deposit with the United States Post Office registered or certified, return receipt requested, postage prepaid, addressed: (i) if to the Company, to the address specified on the signature page hereto; (ii) if to the Investor, to the address specified on the signature page hereto; or (iii) to such other addresses and to the attention of such other individuals as the Company or the Investor shall have designated in writing to the other parties.

      For any notice delivered to the Company, a copy shall be also delivered to:

      Bruce A. Robertson
      Garvey, Schubert & Barer
      1191 Second Avenue, 18th Floor
      Seattle, Washington 98101-2939
      Fax: (206) 464-0125.

      For any notice delivered to the Investor, a copy shall be also delivered to:

      Eric M. Sippel
      Shartsis, Friese & Ginsburg LLP
      One Maritime Plaza, Eighteenth Floor
      San Francisco, California 94111
      Fax: (415) 421-2922

      (g)   Severability

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

      (h)   Specific Performance and Expenses

      Each of the parties to this Agreement agrees that the other parties to this Agreement will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party to this Agreement, the parties to this Agreement shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      (i)   Further Assurances.

      Each party shall execute such other and further certificates, instruments and other documents as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.



               [Remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                                        COMPANY:

                                        SOLIGEN TECHNOLOGIES, INC.



                                        By: ____________________________________
                                        Address: 19408 Londelius
                                                 Northridge, California 91324
                                                 Fax: (818) 718-1221
                                                 Attn: President



                                        INVESTOR:

                                        KOYAH LEVERAGE PARTNERS, L.P.

                                        By:_____________________________________
                                        Title:__________________________________
                                        601 W. Main Ave., Suite 600
                                        Spokane, Washington  99201-0613
                                        Fax:  (509) 623-0588
                                        Attn:  Jim Simmons



                                        KOYAH PARTNERS, L.P.

                                        By:_____________________________________
                                        Title:__________________________________
                                        601 W. Main Ave., Suite 600
                                        Spokane, Washington  99201-0613
                                        Fax:  (509) 623-0588
                                        Attn:  Jim Simmons